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                                 EXHIBIT 23.6
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                                                                    EXHIBIT 23.6


                        INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Paxson Communications Corporation of our report dated July 24, 1996 relating to the financial statements of Radio Station WDIZ-FM (a division of Shamrock Communications, Inc.) as of and for the year ended December 31, 1995. We also consent to the references to us under the headings "Experts" in such Prospectus.



Robert Rossi & Co.
Certified Public Accountants
299 Main Street - Sturges
Olyphant, Pennsylvania  18447

September 16, 1996